FOR IMMEDIATE RELEASE

TITAN ENERGY WORLDWIDE COMPLETES $6.5 MILLION PRIVATE PLACEMENT

- Brings Total Capital Raised by Company to $8.3 Million -

MINNEAPOLIS, MN--(Marketwire - February 25, 2008) - Titan Energy Worldwide, Inc. (OTCBB: TEWI) closed a $6.5 million private placement offering of Series D Convertible Preferred Stock on January 31, 2008. With the completion of this private placement combined with the nearly $1.8 million bridge financing secured between April and July 2007, the company has now raised approximately $8.3 million. On October 1, 2007, the bridge financing converted to approximately 3,859,844 shares of common stock. With the proceeds of this offering, Titan increased its working capital and retired essentially all of its approximately $3.8 million in debt except for a working line of credit with its financial institution.

John Tastad, Chief Executive Officer of Titan Energy Worldwide, Inc. stated, "With this financing Titan now has the capital and resources to aggressively move forward with its growth initiatives. Specifically, we plan to continue building our core businesses, close strategic acquisitions and expand our growth into key alternative energy markets."

"Despite uncertainties in the stock market and the economy, we succeeded in raising equity with investors placing their confidence in Titan's long-term strategy, business plan and potential for increased value. We are excited about fulfilling our vision to become 'Your Next Generation Power Company,'" added Tastad.

Subscribers in the Offering received one unit of Preferred Series D for $10,000. Each Preferred Series D share of stock carries the right to convert into 10,000 shares of Common Stock in the Company. Subscribers also received one Type A and one Type B warrant each of which entitles the holder to purchase 3,333 shares of common stock at an exercise price of $1.20 and $1.40, respectively. As the offering is being made pursuant to Regulation D under the Securities Act of 1933, the securities will only be offered to "accredited investors" as defined in Regulation D and will not be registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration.

With the completion of this raise and the bridge financing, the company has 15,398,205 shares of common stock issued and outstanding, 657 shares of Preferred Series D which convert to 6,570,000 shares of common stock, and 7,828,442 warrants which if exercised, convert into 7,828,442 shares of common stock.

In connection with this private placement, the company filed a Form 8-K with the Securities and Exchange Commission which contains details about the terms of the transaction.

About Titan Energy Worldwide, Inc.

Titan Energy is a leader in the manufacturing, marketing and servicing of energy generation products and services, a major participant in the distributed, renewable, and alternative energy industries, and a leader in development and support for new energy-related technology. Founded in 2005, Titan combines engineering expertise, established sales and distributorships, service operations and unique strategic partnerships to meet the growing global demand for clean, efficient, energy solutions. Titan serves disaster recovery first responders, relief agencies, homeland security, the department of defense and municipalities. For more information, visit the company's website at www.titanenergy.com.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of TEWI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future TEWI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and TEWI has no specific intention to update these statements.

For more information about Titan Energy please contact:

Julie Kane Titan Energy Worldwide, Inc. (248) 446-8557